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                                                              FILE NO. 333-68747
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
          (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED MAY 6, 1999)
                                     PROSPECTUS NUMBER: 1869


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $115,000,000


CUSIP NUMBER:            59018S 2X1


INTEREST RATE:           5.56000%


ORIGINAL ISSUE DATE:     June 8, 1999


STATED MATURITY DATE:    June 30, 2000


INTEREST PAYMENT DATES:  December 30, 1999 and Maturity, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   June 3, 1999


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